                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Verilink Corporation of our report dated July 22, 2003, relating to the consolidated financial statements and financial statement schedule, which appear in Verilink's Annual Report on Form 10-K for the year ended June 27, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.


                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                  PricewaterhouseCoopers LLP

Birmingham, Alabama
June 24, 2004